Exhibit 5.1

lawyers@saul.com www.saul.com

October 2, 2018

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel for Select Income REIT, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of common shares of beneficial interest of the Company, $.01 par value (the “Common Shares”), proposed to be offered for sale under the Securities Act of 1933, as amended (the “Act”), at prices and on terms to be determined at the time of offering pursuant to a registration statement on Form S-3 (the “Registration Statement”) and the prospectus contained in the Registration Statement (the “Prospectus”).

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     the Registration Statement;

(ii)                                  the Prospectus;

(iii)                               a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated October 2, 2018;

(iv)                              a certified copy of the Articles of Amendment and Restatement of the Company as filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on March 9, 2012 (the “Original Declaration of Trust”);

500 E. Pratt Street • Suite 900 • Baltimore, MD 21202-3133

Phone: (410) 332-8600 • Fax: (410) 332-8862

DELAWARE  FLORIDA  ILLINOIS  MARYLAND  MASSACHUSETTS  NEW JERSEY  NEW YORK  PENNSYLVANIA  WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

Select Income REIT

October 2, 2018

(v)                                 certified copies of the Articles of Amendment of the Company as filed with the SDAT on June 27, 2013 and September 2, 2014 (together with the Original Declaration of Trust, the “Declaration of Trust”);

(vi)                              a certified copy of the Amended and Restated Bylaws of the Company dated September 7, 2016 (the “Bylaws”);

(vii)                           the resolutions of the board of trustees of the Company adopted by written consent on October 1, 2018 relating, among other things, to the registration of the Common Shares (the “Resolutions”);

(viii)                        a certificate of the Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the incumbency of the officers of the Company, the Resolutions, and other matters that we have deemed necessary and appropriate; and

(ix)                              such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered;

(d)                                 the legal capacity of all natural persons signing or executing any documents, whether on behalf of themselves or other persons;

(e)                                  that all persons signing or executing Documents on behalf of any party (other than the Company) are duly authorized;

(f)                                   that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(g)                                  that there has been no oral or written modification of or amendment to the Documents, and there has been no waiver of any provision of the Documents, by actions or omission of the parties or otherwise;

(h)                                 that the Documents accurately reflect the complete understanding of the

Select Income REIT

October 2, 2018

parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder;

(i)                                     that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Common Shares;

(j)                                    that at the time of delivery of the Common Shares, all contemplated additional actions shall have been taken, and the authorization of the Common Shares by the board of trustees of the Company will not have been modified or rescinded;

(k)                                 that the issuance, execution and delivery of the Common Shares, and the compliance by the Company with the terms of the Common Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(l)                                     the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of shares of the Company as contemplated by each of the Registration Statement, the Prospectus, any applicable supplement or supplements to the Prospectus is not less than the par value per share;

(m)                             that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Common Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the aggregate number of then-authorized shares of the Company or of the then-authorized shares within the applicable class or series of common shares or preferred shares of the Company; and

(n)                                 that the Common Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VII of the Declaration of Trust or any comparable provision in the Bylaws.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

Select Income REIT

October 2, 2018

2.                                      When and if (a) the definitive terms of any offering of the Common Shares have been duly established, in accordance with proper resolutions of the board of trustees of the Company or an authorized committee of the board of trustees of the Company authorizing the issuance and sale of Common Shares, and (b) those Common Shares so offered have been duly issued and delivered in the manner and for the consideration contemplated by each of the Resolutions, the Registration Statement, the Prospectus and any applicable supplement or supplements to the Prospectus, those Common Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

(iv)                              We express no opinion on the conditions under which the Common Shares may be resold.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP